                                                                    EXHIBIT 10.1
       [*] DESIGNATES MATERIAL FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN
         REQUESTED, WHICH MATERIAL HAS BEEN SEPARATELY FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.



                                SUPPLY AGREEMENT
                                ----------------


     SUPPLY AGREEMENT, made as of January 1, 1997, between FUJI PHOTO FILM U.S.A., INC., a New York corporation ("Fuji"), and SEATTLE FILM WORKS, INC., a Washington corporation ("Customer"),

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, Customer is engaged in the retail businesses of photofinishing and sales of photographic products, and Fuji is engaged in the manufacture, through its affiliated companies, and distribution of photographic products.

     WHEREAS, Customer desires to purchase quantities of Fuji's color negative photographic film, packaged to Customer's specifications, from Fuji, and Fuji is willing to sell such quantities of its color negative photographic film, so packaged, to Customer on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereby agree as follows:

     1.    Definitions.  When used in this Agreement, the following terms will
          -----------
have the respective meanings set forth in this Article 1. Definitions used herein are used without regard to gender, and definitions in the singular shall apply equally when used in the plural.

          "Annual Period" means a period of time, the first of which begins on the date of the first shipment of Product and ends on the anniversary day thereof; the second and each successive Annual Period shall be each successive twelve-month period ending on an anniversary of the end of the first Annual Period.

          "Calendar Quarter" means a period of time of three-calendar months, or such part thereof which occurs during the term of this Agreement, commencing on January 1, April 1, July 1 and October 1 of each calendar year.

          "Confidential Information" means all information and data of the disclosing party designated as confidential concerning products or the business of the disclosing party or its affiliated companies, disclosed to the receiving party orally or in writing, including, without limitation, the Specifications. If either party hereunder discloses information to the other party orally, then within two (2) weeks after such disclosure the disclosing party will confirm in writing to the receiving party the confidential nature of the information so disclosed. "Confidential Information" shall not include any information which the receiving party can establish:

          (a) is now generally known or available to the public or which hereafter through no act or failure on the part of the receiving party becomes generally known or available to the public;

          (b) is legally known to the receiving party at the time of receiving such information;

          (c) is furnished to others by the disclosing party without a restriction on disclosure;

          (d) is hereafter furnished to the receiving party in writing by a third party without restriction on disclosure, where such third party legally obtained such information and the right to disclose it to the receiving party; or

          (e) is independently developed by the receiving party without violation of any legal rights which the disclosing party may have in such information.

          "Fuji," as the context may require, means the corporation under common control with Fuji Photo Film U.S.A., Inc. to which the manufacture and packaging of the Products will be delegated hereunder and Fuji Photo Film U.S.A., Inc., collectively.

          "Product" means the            [*]              color negative
photographic film manufactured by Fuji, as the same may be improved from time to time, or such new color negative photographic film that Fuji introduces as a replacement for the foregoing to be cut into [*] exposure lengths and marked and packaged by Fuji for sale to Customer under this Agreement.

          "Specifications" means the technical and other specifications for the Product and the packaging therefor set forth on Exhibit A attached hereto.
                                                ---------

          "UCC" means the Uniform Commercial Code, as in force in the State of Washington on the date of this Agreement.

     2.    Manufacture and Sale.
           --------------------

           2.1 Fuji will manufacture, mark and package the Product in strict accordance with the Specifications.

           2.2 Customer will be solely responsible for the content and layout of all packaging and labeling as set forth in the Specifications, including any warranties and limitations of liability or remedies, disclaimers, cautionary statements or warnings or notices on care and instructions directed to the end user of the Product.

     3.    Forecasts; Orders.
           -----------------

           3.1 Prior to the execution of this Agreement, Customer has submitted to Fuji a forecast of its requirements of the Product during the first Annual Period. Hereafter, Customer will submit to Fuji on a monthly basis, not less than fifteen (15) days prior to the commencement of each month, a written estimate for its requirements for the Product during the next following six months, on a rolling basis. The parties agree that, although Fuji may, in its sole discretion, permit adjustments, the forecast of Products required for a particular calendar month shall become a "firm order" within the meaning of
Section 2-205 of the UCC three months prior to the commencement of such month. The format for such written forecasts will be mutually agreeable to both parties.

          3.2 Customer will submit purchase orders to Fuji in writing, which may be transmitted to Fuji by electronic facsimile or by electronic data interchange system. Customer will submit its purchase orders not less than ninety (90) days prior to the requested shipment date of such order. Each such purchase order will be a "firm offer" within the meaning of Section 2-205 of the UCC.

                (a) Customer must place orders in minimum lots of one full container of each Product ordered.

                (b) Customer's purchase orders will be subject to acceptance by Fuji, which will not be unreasonably withheld or delayed; provided that, in all events, Fuji will be entitled to withhold or delay its acceptance of Customer's purchase orders or to refuse to ship Products ordered if Customer is in default (and any grace or cure period therefor has elapsed) in payment of any amounts due to Fuji hereunder and such default is continuing. Should Fuji decline to accept any purchase order from Customer when Customer is not in default under this Agreement, Customer may, in its sole discretion, terminate this Agreement.

     4.    Purchase Targets.
           ----------------

           4.1 The parties hereto have agreed on an aggregate annual purchase target for all Products to be purchased by Customer during the three Annual Periods occurring during the term of this Agreement, as follows:

           Annual Period       Number of Rolls
           -------------       ---------------

              First           [*]
              Second          [*]
              Third           [*]

           4.2 The parties agree that such purchase targets are not purchase orders and that Customer is not required to purchase all pieces of the Product specified in such targets. However, such targets constitute an inducement to Fuji to enter into this Agreement, and Customer's failure to place purchase orders for the minimum number of rolls of the Products specified above for the applicable purchase target during any Annual Period will constitute cause for Fuji to terminate this Agreement as provided in Section 10.2(d).

     For any renewal or extension of this Agreement pursuant to Section 10.1 hereof, the parties agree to negotiate in good faith to set new purchase targets for any additional Annual Periods.

     5.    Sales Terms; Delivery.
           ---------------------

           5.1 Fuji will sell the Product to Customer pursuant to the terms and conditions of sale (the "Sales Terms") set forth in this Agreement.

           5.2 The Sales Terms govern the sales transactions between the parties except to the extent otherwise provided herein. If there are any inconsistencies between the Sales Terms and the provisions of this Agreement, the provisions of this Agreement will control. If there are any inconsistencies between the Sales Terms or the provisions of this Agreement and the terms of any purchase order, invoice or other writing used by the parties regarding sale transactions involving the Products, the Sales Terms or provisions of this Agreement will control. No additional or different terms or conditions contained in any such writing will be binding on a party unless expressly and affirmatively accepted in writing by that party.

          5.3 Fuji will deliver Products F.O.B. Customer's dock at Seattle. Shipments will be made by carrier selected by Fuji and approved by Customer. Product ordered by Customer pursuant to a particular purchase order shall be completed and made available for delivery or other disposition as specified herein in approximately one hundred twenty (120) days from Fuji's receipt of such purchase order; provided that Fuji's specification of any delivery date is approximate and Fuji will have no liability if delivery is not made on or by such date; further provided, however, that if Customer is not in default of this Agreement and Fuji shall fail to deliver Product pursuant to a particular purchase order within approximately one hundred twenty (120) days from Fuji's receipt of such purchase order, Customer may, except as otherwise provided in this Agreement, terminate this Agreement.

     6.    Prices; Payment.
           ---------------

           6.1   The prices for Products during the term hereof are as follows:

           Product        Price Per Roll
           -------        --------------

            [*]               [*]
            [*]               [*]

           6.2 The foregoing notwithstanding, upon the occurrence of any economic, governmental or political events which affect manufacturers or distributors of color negative photographic film and which result in an extraordinary increase or decrease in prices to U.S. customers for color negative photographic film, Fuji or Customer, as the case may be, may give notice of such events to the other party and Fuji and Customer shall thereupon renegotiate the prices of Product hereunder. For purposes of this Agreement, "extraordinary increase or decrease" means an aggregate increase or decrease on
or after the commencement of the term hereof of           [*]           or more.
If, within forty-five (45) days after the date of such notice, Fuji and Customer fail to agree upon new prices for Product, then either Fuji or Customer may terminate this Agreement. If the parties fail to agree upon new prices and the party who did not provide the notice of the need to renegotiate fails to terminate this Agreement pursuant to this Section 6.2 within ten (10) days of the end of the 45 day renegotiation period, the Agreement shall continue in effect at the new prices reasonably substantiated as necessary by the notifying party. After prices for Product are renegotiated or reset pursuant to this
Section 6.2, upon the occurrence of any subsequent extraordinary increase or decrease in prices to U.S. customers for color negative photographic film, the provisions of this Section 6.2 shall again apply.

     For any renewal or extension of this Agreement pursuant to Section 10.1 hereof, the parties agree to negotiate in good faith to revise the Product prices set forth in Section 6.1 hereof.

           6.3 Prices are exclusive of all federal, state, local, excise, use and similar taxes. All taxes of any nature which are billed to Customer shall be identified, separately stated and paid by Customer or, in lieu thereof, Customer shall provide Fuji with a tax-exemption certificate acceptable to the relevant taxing authorities. Prices include duty and freight.

           6.4   Payment shall be due net thirty (30) days after invoice date.

     7.    Warranty.
           --------

           7.1   Fuji's Warranty.  Fuji warrants to Customer that all pieces of
                 ---------------
the Products sold hereunder will conform in all respects to the Specifications and will be free from defects in manufacturing and packaging. This warranty will survive any delivery, acceptance, inspection or payment by Customer or a third person of and for pieces of the Product. Fuji will, at Fuji's option, replace any pieces of the Product which Fuji finds do not conform to the Specifications or contain defects in manufacturing or packaging after delivery to Customer or to Customer's customer.

           7.2   Customer Warranty. Fuji acknowledges that Customer's warranty
                 -----------------
to its customers for the Products is initially as set forth in Exhibit B
                                                               ---------
attached hereto. Fuji shall have no responsibility for such warranty extended by Customer except to the extent expressly stated in this Article 7.


           7.3   Intellectual Property Warranty.  Fuji hereby warrants that the
                 ------------------------------
Products do not infringe any rights of third persons.

           7.4   Limited Liability.  Except as specifically and unambiguously
                 -----------------
provided herein, Fuji does not make any warranties to Customer or to Customer's customers with respect to the Products. THIS ARTICLE 7 IS A COMPLETE STATEMENT OF FUJI'S

WARRANTIES REGARDING THE PRODUCTS AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET FORTH IN THIS ARTICLE 7 PROVIDE THE EXCLUSIVE REMEDIES FOR ANY NON-CONFORMITY OR DEFECT IN THE PRODUCTS. If any court having jurisdiction finally holds that this limitation of remedies is void or unenforceable, Fuji's liability for any claim shall be limited to the invoice price of the Product giving rise to the claim. IN NO EVENT WILL FUJI BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, EVEN IF SUCH DAMAGES RESULT FROM NEGLIGENCE OR OTHER FAULT.

     8.    Confidential Information.
           ------------------------

           8.1 Both during and after the term of this Agreement, each party will maintain in secrecy, and will neither disclose to a third person nor use for any purpose other than its performance hereunder, the other party's Confidential Information. In implementation of the preceding sentence, forthwith upon the expiration or earlier termination of this Agreement, each party will return to the other party, at no charge, all Confidential Information previously delivered to the receiving party in written, quantitative or schematic expression or other tangible form and all copies of the foregoing (including as Confidential Information for purposes hereof Exhibit A provided by Customer to
                                             ---------
Fuji). Fuji shall limit access to Confidential Information to those of its employees and subcontractors for whom access is necessary in order to perform their employment or subcontracting duties.

           8.2 Neither Fuji nor Customer shall, at any time, disclose Confidential Information to any third party except (i) with the prior written consent of the other party, or (ii) by reason of legal compulsion in any legal proceedings or pursuant to law. In the event either party proposes to make any such disclosure pursuant to the exclusion contained in clause (ii) of the preceding sentence, such party shall, prior to or concurrently with such disclosure, furnish the other party a written opinion of legal counsel to the effect that such disclosure is made by reason of legal compulsion.

     9.    Trademarks; Product Origin.
           --------------------------

           9.1 Fuji will cause the Customer trade name, trademarks and logo (collectively the "Mark") and applicable product designations to be imprinted on the Product therefor in strict conformity to the Specifications; provided, however, that nothing herein contained will confer on Fuji any right to or interest in the Mark, and Fuji shall not use the Mark except on the Product ordered by Customer pursuant to this Agreement, and shall not sell pieces of the Product bearing the Mark to any person other than Customer. Forthwith upon the expiration or earlier termination of this Agreement, except as may be required to fill any orders outstanding hereunder as of the date of expiration or earlier termination (and not cancelled by Customer pursuant to Article 9), Fuji will cease and desist from the use of the Mark and any name, mark or logo similar thereto.

           9.2 Neither party shall, at any time, disclose to any third party the fact that Fuji manufactures the Product sold under the Mark, disclose the terms and conditions of this Agreement or in any manner advertise or publish any information concerning this Agreement, except that either party may make such disclosure (i) with the prior written consent of the other party, or (ii) by reason of legal compulsion in any legal proceedings or pursuant to law, including any disclosure requirements existing under federal Securities Laws relating to public companies. In the event either party proposes to make any such disclosure pursuant to the exclusion contained in clause (ii) of the preceding sentence, such party shall, prior to or concurrently with such disclosure, furnish the other party an opinion of outside legal counsel in the same manner as provided in Section 8.2. Each party shall take all reasonable measures to cause its employees and agents to hold in confidence the fact that Fuji manufactures the Product sold under the Mark and the terms and conditions of this Agreement. For purposes of the preceding sentence, each party shall be deemed to take "reasonable measures" to the extent that it adopts, or causes to be adopted, the same or more stringent procedures and acts with the same or greater care that it adopts in respect of its own proprietary information, know-how and trade secrets.

     10.    Term and Termination.
            --------------------

            10.1 This Agreement will become effective as of the date and year first above written and, unless earlier terminated in accordance with Section 10.2, will continue in effect until the end of the third Annual Period. Thereafter, this Agreement shall renew automatically for successive one year periods, each of which shall constitute an additional Annual Period, unless either party provides the other with at least sixty (60) days' prior notice of its intent not to renew the Agreement.

            10.2 This Agreement may be terminated prior to expiration as follows:

                   (a) Upon any of the following events, either party may give notice of termination, effective immediately: (i) the other party becomes insolvent or admits its inability to pay its debts generally as they come due;
(ii) any sheriff, marshall, custodian, trustee or receiver is appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the other party's property; (iii) a case is filed by the other party under the Bankruptcy Code or any other insolvency law; (iv) a case is filed against the other party without such party's application or consent under the Bankruptcy Code or any other insolvency law and such case continues undismissed for 60 days; (v) the other party makes a general assignment for the benefit of creditors; or (vi) the other party is dissolved or liquidated or takes any corporate action for such purpose.

                   (b) Either party may terminate this Agreement if the other party commits a material breach of this Agreement and such breach shall continue more than 30 days after written notice of such breach is given to the party in breach by the party not in breach.

                   (c) Either party may terminate this Agreement as provided in
Section 11.9.

                   (d) Fuji may terminate this Agreement for the cause set forth in Section 4.2 by written notice to Customer given within 90 days following the end of the Annual Period during which the minimum purchase target was not satisfied, such termination to be effective as of the end of the next Calendar Quarter.

            10.3 Upon expiration or termination of this Agreement for any cause, Customer shall purchase from Fuji all finished Product which are the subject of unfilled purchase orders outstanding at the price specified in the respective purchase orders.

            10.4 Upon termination of this Agreement for any reason specified in Sections 10.2(a), 10.2(b) or 10.2(d) of this Agreement, all amounts payable by Customer hereunder will be accelerated and will become due immediately.

     11.    General.
            -------

            11.1 Each of the parties has taken all corporate action required to duly authorize its execution, delivery and performance of this Agreement, and this Agreement constitutes an obligation enforceable against it in accordance with its terms.

            11.2 Fuji and Customer are acting in the capacity of independent contractors. Nothing herein contained may be construed as constituting either party the agent, employee, partner or co-venturer of the other party.

            11.3 This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

            11.4 Any waiver of any default in performance of the provisions hereof must be in writing and shall not operate as a waiver of, or estoppel with respect to, any subsequent default.

            11.5 All notices, consents, approvals, or other communications hereunder (other than routine operational communications) shall be in writing and shall be delivered personally or by overnight delivery service (e.g., FedEx) or registered or certified mail, postage prepaid, or sent by telecopy, promptly confirmed by mail as set forth above, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Fuji, to

               Fuji Photo Film U.S.A., Inc.
               555 Taxter Road
               Elmsford, New York  10523
               Attention:  Mr. Manny Almeida
               Fax:  (914) 789-8179
          with a copy to:

               Fuji Photo Film U.S.A., Inc.
               555 Taxter Road
               Elmsford, New York  10523
               Attention:  Jonathan E. File, Esq.
               Fax:  (914) 789-8142

          If to Customer, to:

               Seattle Film Works
               1260 16th Avenue West
               Seattle, WA  98119-3401
               Attention:  Mr. Rob Brammer
               Fax:  (206) 284-5357

          with a copy to:

               Seattle Film Works
               1260 16th Avenue West
               Seattle, WA  98119-3401
               Attention:  Case Kuehn
               Fax:  (206) 284-5357

Any such notice, consent, approval and other communication shall be deemed given, in the case of mailing, on the third day following its deposit in the mail, in the case of telecopy, upon transmission if confirmed by mail as set forth above, and in all other cases upon receipt.

          11.6 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (either consensually or by operation of law) by either of the parties hereto without the prior written consent of the other party, and any purported assignment in the absence of such consent will be void. The foregoing notwithstanding, Fuji acknowledges that Customer may, from time to time, purchase Product on behalf of its wholly owned subsidiary, Seattle Film Works Manufacturing Company pursuant to the terms of this Agreement, and
(ii) Customer acknowledges that Fuji will cause one or more corporations under common control with it to manufacture and package the Products Fuji will sell to Customer hereunder; provided that Fuji remains obligated for the performance of all of Fuji's obligations hereunder.

          11.7 This Agreement shall be governed by and construed in accordance with the laws of the State of Washington (without giving effect to its principles of conflict of laws). The parties acknowledge and agree that each has entered into this Agreement in the mutual expectation that its terms and conditions will be governed by and interpreted in accordance with the substantive law of the State of Washington. Therefore, the parties waive any right which either may have to challenge the efficacy of this provision or to contend that the laws of any other jurisdiction should govern the interpretation of this Agreement because such other jurisdiction has more significant contacts with, or a greater interest in, the matter in dispute than does the State of Washington.

          11.8 The expiration or earlier termination of this Agreement will not operate to release either party hereto from its obligations under Articles 7 or 8 and Section 9.2 (which obligations will survive such expiration or termination) or from any liability which has already accrued to the other party as of the date of expiration or termination or which may thereafter accrue in respect of an act or omission occurring prior to expiration or termination. The expiration or earlier termination of this Agreement will not operate to relieve either party hereto of the obligation to perform in a timely manner all duties which it is required hereunder to perform in respect of any orders for pieces of the Product outstanding as of the date of expiration or earlier termination and not cancelled by Customer as permitted hereby.

          11.9 Neither party shall be held liable for any failure or delay in the performance of any of the obligations on its part to be performed hereunder, if and to the extent such failure or delay results from any cause or causes beyond the reasonable control of such party, including, but not limited to, fire, storm, flood, earthquake, explosion, accident, military operation, war, rebellion, riot, wreck, epidemic, quarantine, regulations, labor, labor dispute, shortage of manpower, embargo, failure or delay in transportation, governmental regulations, or inability to obtain required raw materials or machines. Both parties will have the right to terminate or suspend performance under this Agreement by reasonable notice due to circumstances beyond the affected party's control, including but not limited to actions or impending proceedings by governmental authorities or other events of force majeure specified above, for the duration of such event.

          11.10 The headings in this Agreement are for convenience only and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

          11.11 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.12 This Agreement, including the preamble and the Exhibits hereto, contains the entire agreement between Fuji and Customer with respect to the transaction which is the subject matter hereof.

     IN WITNESS WHEREOF, Fuji and Customer have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

                              FUJI PHOTO FILM U.S.A., INC.


                              By:  /s/ Osamu Inoue
                              Name:  Osamu Inoue
                              Title:  President


                              SEATTLE FILM WORKS, INC.


                              By:  /s/Case H. Kuehn
                              Name:  Case H. Kuehn
                              Title:  Vice President



                           List of Exhibits
                           ----------------


EXHIBIT A                           Specifications

EXHIBIT B                           Customer's Warranty

                                   EXHIBIT A

                                 SPECIFICATIONS

1.   FILM

     Type:              [*]
     Speed:             [*]
     Size:              [*]
     Edge Prints:       [*]             [*]
                        [*]             [*]
                        [*]             [*]
                        [*]             [*]
                        [*]             [*]
                        [*]             [*]
                        [*]             [*]
                        [*]             [*]

2.   135 METAL CARTRIDGE

     Graphic Design:    To be Provided by Customer
     Bar Code:          Position and Bar Code as Specified by ISO
     CAS Patterns:      Position and Patterns as Specified by ISO
     Lot No.:           Printed, Customer's Own Lot Number
     Expiration Date:   Printed

3.   PLASTIC CASE (to contain film in 135 metal cartridge)

     Color:             Black
     Recycling Mark:    Yes, with Abbreviated Description of the Plastic
                        Material Used.
     Outer Label:       No

4.   SHIPPING CASE

     Case Quantity:     Eight Thousand (8,000) Rolls of a Film Speed in Plastic
                        Case.
     Case Mark:         At Fuji's Option

                                   EXHIBIT B

                              CUSTOMER'S WARRANTY

LIMIT OF LIABILITY: The photographic material you send us for handling will be treated with care. However, our responsibility for damage or loss, even though due to negligence or other fault, will be limited to the cost of unexposed film unless you have declared a higher value and paid a premium for that value in advance. SFW is wholly separate from any shipper and all other warranties, express or implied, and all incidental or consequential damages are specifically excluded. SFW reserves the right to refuse to reproduce any image when such action would be prohibited under copyright law (Title 17 of the United States code).

Pictures On Disk, PhotoWorks, PhotoMail and Pictures Plus are trademarks of Seattle FilmWorks, Inc. Windows is a trademark of Microsoft Corporation. Macintosh is a registered trademark of Apple Computer Corporation.